Page 11 of 13 Pages


                                       EXHIBIT I

                                        DIRECTORS AND EXECUTIVE OFFICERS OF
                                    SBC COMMUNICATIONS INC. AS OF JUNE 30, 2000

     The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of SBC Communications Inc. ("SBC"), is set forth below. Unless otherwise indicated in parentheses, each occupation set forth opposite a name refers to employment with SBC. The business address of each director and officer is SBC Communications Inc., 175 East Houston Street, San Antonio, TX 78205.

Name                                Present Principal Occupation or Employment

Edward E. Whitacre, Jr.       Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio             Advisory Director (General Partner, Chairman and
                              Chief Executive Officer, Beneventure Capital)
Clarence C. Barksdale         Director (Vice Chairman, Board of Trustees,
                              Washington University)
James E. Barnes               Director (Chairman of the Board, President and
                              Chief Executive Officer, MAPCO Inc., Retired)
August A. Busch, III          Director (Chairman of the Board and President,
                              Anheuser-Busch Companies, Inc.)
Royce S. Caldwell             Vice Chairman and President - SBC Operations
James W. Callaway             Group President - SBC Services
Cassandra C. Carr             Senior Executive Vice President - External Affairs
William P. Clark              Director (Senior Counsel, Clark, Cali and
                              Negranti, Attorneys at Law)
Martin K. Eby, Jr.            Director (Chairman of the Board and Chief
                              Executive Officer, The Eby Corporation)
James D. Ellis                Senior Executive Vice President and General
                              Counsel
Charles E. Foster             Group President - SBC
Herman E. Gallegos            Director (Independent Management Consultant)
Jess T. Hay                   Director (Chairman, HCB Enterprises Inc; Chairman
                              of the Texas Foundation for Higher Education)
James A. Henderson            Director (Retired Chairman and Chief Executive
                              Officer, Cummins Engine Company, Inc.)
Bobby R. Inman                Director (United States Navy, Retired)
Karen E. Jennings             Senior Executive Vice President - Human Resources
James S. Kahan                Senior Executive Vice President - Corporate
                              Development
Donald E. Kiernan             Senior Executive Vice President, Chief Financial
                              Officer and Treasurer


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                                                           Page 12 of 13 Pages

Name                         Present Principal Occupation or Employment

Charles F. Knight            Director (Chairman and Chief Executive Officer,
                              Emerson Electric Co.)
Lynn M. Martin               Director ( Chair of the Council for the Advancement
                              of Women;
                             Advisor to the Firm, Deloitte & Touche LLP;
                              Professor, J.L.
                             Kellogg Graduate School of Management, Northwestern
                              University)
John B. McCoy                Director (Retired Chairman, Bank One Corporation)
Mary S. Metz                 Director (President, S.H. Cowell Foundation)
Edward A. Mueller            President - SBC International Operations
Toni Rembe                   Director (Partner, Pillsbury Madison & Sutro LLP)
S. Donley Ritchey            Director (Managing Partner, Alpine Partners)
Joyce M. Roche               Director (Independent Marketing Consultant)
Stanley T. Sigman            Group President - SBC National Operations
Carlos Slim Helu             Director (Chairman of the Board, Carso Global
                              Telecom, S.A. de
                             C.V.; Chairman of the Board, Telefonos de Mexico,
                              S.A. de C.V.)
Laura D'Andrea Tyson         Director (Dean, Walter A. Haas School of Business,
                              University of California, Berkeley)
Patricia P. Upton            Director (President and Chief Executive Officer,
                              Aromatique, Inc.)